Exhibit 10.3

TELEPHONE AND DATA SYSTEMS, INC.

GUIDELINES FOR THE DETERMINATION OF ANNUAL BONUS

FOR CHAIRMAN EMERITUS

(Effective for Performance Years Commencing

On or After January 1, 2008)

I.    PURPOSE

•                  To reward the Chairman Emeritus of Telephone and Data Systems, Inc. (the “Company”) for his contributions to the success of the Company and its business units.

II.   BONUS AMOUNT

The Compensation Committee of the Board of Directors of the Company (the “Committee”) in its sole discretion determines whether an annual bonus will be payable to the Chairman Emeritus for a performance year and, if so, the amount of such bonus.  Factors that may be considered by the Committee in making such determination include the following:

•                  the historical and current responsibilities and activities of the Chairman Emeritus (including the fact that the Chairman Emeritus was the founder of the Company);

•                  the insights, value, experience, inspiration, mentoring and motivational effects that the Chairman Emeritus contributes to the Company, its business units and its employees; and

•                  other factors that the Committee in the exercise of its judgment and discretion determines relevant.

No single factor shall be determinative and no factor shall be applied mechanically to calculate any portion of the bonus of the Chairman Emeritus.  The entire amount of the bonus is discretionary.  The Chairman Emeritus shall have no right or expectation with respect to any bonus until the Committee has determined whether a bonus will be paid for a performance year, and any such bonus is not earned or vested until the date the bonus is paid.

III.  BONUS PAYMENT

Any bonus awarded with respect to a performance year shall be paid during the period commencing on the January 1 immediately following the performance year and ending on the March 15 immediately following the performance year.  Notwithstanding the foregoing, in the event that payment by such March 15th is administratively impracticable and such impracticability was unforeseeable (in each case, such that the payment continues to qualify as a “short-term deferral” within the meaning of section 409A of the Internal Revenue Code), payment will be made as soon as administratively practicable after such March 15th, but in no event later than the December 31 immediately following the performance year.  Payment will be in the form of a lump sum.

Notwithstanding any provision of these guidelines to the contrary, the Chairman Emeritus does not have a legally binding right to a bonus unless and until the bonus amount, if any, is paid.

IV.  AMENDMENT AUTHORITY

The Committee reserves the right to amend the guidelines set forth herein at any time for any reason.

APPROVED by the TELEPHONE AND DATA SYSTEMS, INC. COMPENSATION COMMITTEE on this ____________ day of ___________________, 2008.

Gregory P. Josefowicz	George W. Off

Christopher D. O’Leary	Herbert S. Wander